Exhibit 3

VOTING AGREEMENT

This is a VOTING AGREEMENT dated as of December 12, 2005 (the “Agreement”) by and between the undersigned holder of capital stock (“Shareholder”) of First Security Bancorp, Inc., a Kentucky corporation (“First Security”), and American Founders Bancorp, Inc., a Kentucky corporation (“AFB”).  Capitalized terms used herein and not defined herein have the respective meanings set forth in the Merger Agreement (as defined herein).

WHEREAS, AFB and First Security have entered into the Agreement and Plan of Merger, dated as of December 12, 2005 (as such agreement may be subsequently amended or modified is hereinafter referred to as the “Merger Agreement”), providing for the merger of American Founders Acquisition Corp., formed by AFB, into First Security (the “Merger”);

WHEREAS, as of the date hereof, Shareholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and/or has voting power with respect to the number of shares of common stock, no par value (the “Common Stock”) of First Security set forth opposite Shareholder’s name on Appendix 1 attached hereto (such shares, together with any other shares of Common Stock which Shareholder acquires beneficial ownership in any capacity or voting power with respect to after the date hereof and prior to the termination of this Agreement, are hereinafter referred to as the “Shares”); and

WHEREAS, as a condition to the willingness of AFB to enter into the Merger Agreement, AFB has required that each Specified Shareholder enter into this Agreement with respect to such Shares; and

NOW, THEREFORE, in consideration of, and as a condition to, AFB entering into the Merger Agreement, and in consideration of the expenses incurred and to be incurred by AFB in connection therewith, the parties hereto agree as follows:

1.                                       Agreement to Vote.  While this Agreement is in effect, Shareholder agrees to vote or cause to be voted all Shares that Shareholder shall be entitled to so vote, whether such Shares are held of record or beneficially owned by Shareholder at a meeting of First Security’s shareholders to be called and held following the date hereof (including any adjournment or postponement thereof, the “First Security Meeting”) or at any other meeting of First Security’s shareholders, and in connection with every action or approval by written consent of First Security, (a) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (b) against any Acquisition Proposal.

2.                                       Agreement to Retain Shares.  While this Agreement is in effect, other than as provided herein, Shareholder agrees that he or she will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a lien, claim, charge or other encumbrance), or permit to be sold, assigned, transferred or otherwise disposed of, any Shares beneficially owned by Shareholder, except (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers to any other Specified Shareholder who has executed a copy of this Agreement on the date hereof with respect to the Shares held by such Shareholder, (c) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and (d) as AFB may otherwise agree in its sole discretion.

3.                                       Agreement to Cooperate.  Shareholder agrees to cooperate with AFB and First Security in doing all things reasonably necessary, proper or advisable under applicable law as promptly as reasonably practicable to consummate and make effective the Merger and the other transactions contemplated by this Agreement.

4.                                       Legend. Shareholder acknowledges that First Security shall cause its transfer agent to note on its records for First Security (in whatever from maintained) that such Shares are subject to the restrictions on voting and transfer set forth herein, and at AFB’s request shall have any existing certificates representing Shares subject to this Agreement canceled and reissued bearing the following legend:

“THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS CONTAINED IN A VOTING AGREEMENT BY AND BETWEEN AMERICAN FOUNDERS BANCORP, INC. AND CERTAIN BENEFICIAL OWNERS OF FIRST SECURITY BANCORP, INC. AND THE SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE THEREWITH.  COPIES OF THE ABOVE-REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF FIRST SECURITY BANCORP, INC.”

5.                                       Representations and Warranties of Shareholder.  Shareholder hereby represents and warrants to AFB as follows:

(a)                                  Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement.  This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a legal, valid and binding agreement with respect to Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights and remedies generally.

(b)                                 Shareholder (i) beneficially owns the number of Shares indicated opposite Shareholder’s name on Appendix 1 hereto, and has unrestricted voting power with respect to such Shares with no limitations, qualifications or restrictions on such rights and (ii) does not beneficially own any shares of capital stock of First Security other than such Shares as to which Shareholder does not have voting power, except as disclosed on Appendix 1.

(c)                                  There are no proxies, voting trusts or understandings to or by which Shareholder is a party or bound or that expressly requires that any of the Shares be voted in a specific manner other than as provided in this Agreement or that provides for any right on the part of any other person other than Shareholder to vote such Shares.

6.                                       Term of Agreement.  This Agreement shall remain in full force and effect until the earlier of (a) the consummation of the Merger or (b) the termination of the Merger Agreement in accordance with its terms.

7.                                       Specific Performance; Injunctive Relief.  Shareholder has signed this Agreement intending to be bound thereby.  Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against Shareholder.  All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

8.                                       Waivers.  No waivers of any breach of this Agreement extended by AFB to Shareholder shall be construed as a waiver of any rights or remedies of AFB with respect to any other Specified Shareholder or with respect to any subsequent breach of Shareholder or any other shareholder of First Security.

9.                                       Amendments and Modifications.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

10.                                 Governing Law.  This Agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflicts of laws thereof.  If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

11.                                 Individual Capacity. As regards the provisions of this Agreement related to voting of Shares, the parties hereto acknowledge that Shareholder is entering into this Agreement solely in his or her capacity as an individual shareholder and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Shareholder, in his or her capacity as a director of First Security or any First Security Subsidiary, to act or fail to act in accordance with his or her fiduciary duties in such director capacity. Furthermore, the Shareholder makes no agreement or understanding herein in his or her capacity as a director of First Security or any First Security Subsidiary.

12.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

EXECUTED as of the date first above written.

SHAREHOLDER	AMERICAN FOUNDERS BANCORP, INC.

By:
Signature
Title:
Print Name

Appendix 1

Shares Beneficially Owned

Print Name	Number of Common Shares	Number of Preferred Shares

Parties to Voting Agreements

Name	Number of Common Shares	Number of Preferred Shares

Julian E. Beard	200	None

Individual Retirement Account fbo Julian Beard	14,680	None

Harold Glenn Campbell Trust, Harold G. Campbell as Trustee	52,000	None

S F Dawahare Limited Partnership, A.F. Dawahare as director of SFD, Inc., its general partner	20,000	None

Kenneth L. Gerson, M.D.	15,680	None

Tommy R. Hall	26,355	None

Tommy & Linda R. Hall Dynasty Trust, Tommy Hall as Trustee	2,680	None

R. Douglas Hutcherson	1,000	None

Erle L. Levy and Sara Levy	17,680	None

Ira P. Mersack, M.D.	20,494	None

National City Bank, Custodian for both the Dermatology Associates of Kentucky, P.S.C. Profit Sharing Plan and Pension Plan	15,000	None

Robert J. Rosenstein	15,000	None

Robert J. Rosenstein as Custodian for Ross J. Rosenstein (his son)	10	None

Richard S. Trontz	26,922	None

Kathy E. Walker	21,250	None

D. Woodford Webb, Jr.	18,930	None

Total	267,881	None